EXHIBIT 3.1(c)


                            STATE OF NORTH CAROLINA
                      DEPARTMENT OF THE SECRETARY OF STATE

                             ARTICLES OF CORRECTION

Pursuant to Section 55-1-24 or Section 55A-1-24 of the General Statutes of North Carolina, the undersigned corporation hereby submits these Articles of Correction for the purpose of correcting a document filed by the Secretary of State.

1.   The name of the corporation is:  DIVERSIFIED SENIOR SERVICES, INC.

2.   On the 19th day of March, 1999, the corporation filed:

     a.   The following described document:  ARTICLES OF AMENDMENT

          -OR-

     b.   The attached document (CHECK HERE ____ IF APPLICABLE).

3. This document was incorrect in the following manner (SPECIFY THE INCORRECT STATEMENT AND THE REASON IT IS INCORRECT OR THE MANNER IN WHICH THE EXECUTION WAS DEFECTIVE):

     The two references to the date of December 14, 1999 in subsection (c)(i) of
     Section 6. CONVERSION of the Certificate of Designation, Powers, Preferences and Rights of the Series of Preferred Stock of Diversified Senior Services, Inc. To Be Designated 12% Series B Cumulative Convertible Preferred Stock filed on March 19, 1999 as Exhibit A to Articles of Amendment was incorrect.

4. The incorrect matters stated in Item 3 above should be revised as follows (THE CORRECTED DOCUMENT MAY BE ATTACHED):

     The date of December 14, 1999 should be replaced with the phrase "the 270th day following the Original Issue Date" in both places where the reference to such date occurs.


This the 23rd day of April, 1999


                                   DIVERSIFIED SENIOR SERVICES, INC.
                                   -----------------------------------------
                                   Name of Corporation


                                   /s/ Susan L. Christiansen
                                   -----------------------------------------
                                         Signature

                                   Susan L. Christiansen
                                   -----------------------------------------
                                         Type or Print Name and Title


NOTES
1. Filing fee is $10. This document and one conformed copy of these articles must be filed with the Secretary of State.
2. For effective date of these Articles of Correction, see N.C.G.S. Section 55-1-24(c) or Section 55A-1-24(c).